                                                                   Exhibit 10.14

                             STOCKHOLDERS AGREEMENT


                  This Stockholders Agreement is made and entered into this 24th day of April, 2001 (this "Agreement"), by and among Great Lakes Dredge & Dock Corporation, a Delaware corporation ("GLD Corporation"), Christopher A. Berardi, an individual residing in the Commonwealth of Massachusetts ("C. Berardi"), Joseph K. Berardi, an individual residing in the Commonwealth of Massachusetts ("J. Berardi" together with C. Berardi sometimes hereinafter individually referred to as a "Former Owner" and collectively referred to as the "Former Owners"), and Great Lakes/North American Site Developers, Inc., a Massachusetts corporation (the "Company").

                                    RECITALS

                  A. Pursuant to the Stock Purchase Agreement (the "Acquisition Agreement") dated April 17, 2001 by and among GLD Corporation, the Company, North American Site Developers, Inc. ("NASDI") and all the stockholders of NASDI, the former stockholders of NASDI have sold, transferred and assigned to the Company all of the issued and outstanding shares of capital stock of NASDI.

                  B. As part of the consideration, the Former Owners are receiving shares of non-voting common stock, with $.01 per share par value, of the Company ("Company Shares" or "Non-Voting Common Shares") representing 20% of the issued and outstanding common stock of the Company. GLD Corporation will, upon issuance of the Company Shares to the Former Owners, own shares of voting common stock representing 80% ("Voting Common Shares") of the issued and outstanding common stock of the Company (the Non-Voting Common Shares and Voting Common Shares are hereinafter collectively referred to as the "Shares").

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                  C. Exhibit A attached hereto and made a part hereof sets forth the number of Shares owned by the Former Owners (collectively, "Berardi Shares") and GLD Corporation (collectively, "Great Lakes Shares").

                  D. The Former Owners and GLD Corporation wish to agree to certain matters regarding the operation of the Company and their respective rights and obligations as stockholders of the Company.

                  Now, Therefore, it is agreed among the parties as follows:

                  1. DEFINITIONS.

                  As used in this Agreement the following terms shall have the meanings ascribed below:

                  "Affiliate" of any person or entity shall mean a person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity.

                  "Appraisal Value" - See definition of "IPO Conversion Price".

                  "Berardi Shares" - See Recital C, PLUS the number of Shares received by the Former Owners as a result of any merger, consolidation or other combination of the Company as contemplated by Section 3 hereof.

                  "C. Berardi" - See first paragraph.

                  "Call Notice" - See Section 7(b).

                  "Change of Control" shall have the meaning ascribed in GLD Corporation's Indenture for its $115 Million of 11 1/4% Senior Subordinated Notes due 2008.

                  "Company" - See Recital A.

                  "Company Shares" - See Recital B.

                  "Conversion Notice" - See Section 6(a).

                  "Corporate Opportunity" shall mean a business or other opportunity which the NASDI Group is (or could reasonably be expected to become) financially able to undertake, which relates to the NASDI Group's line of business and in which the NASDI Group has or would have an interest or a reasonable expectancy.

                  "EBITDA" shall mean the earnings of the NASDI Group before interest expense, income taxes, depreciation and amortization expense, and any management fees charged by GLD Corporation or any affiliate of GLD Corporation; PROVIDED, HOWEVER, fees or charges of GLD Corporation or any affiliate thereof for the provision of services which directly benefit the Company shall not constitute management fees.

                  "Former Owner and Former Owners" - See first paragraph.

                  "Former Owners' Nominee" - See Section 2.

                  "GLD Corporation" - See first paragraph.

                  "Great Lakes' Nominees" - See Section 2.

                  "Indebtedness" shall mean (i) all indebtedness for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar documents; (iii) all obligations in respect of letters of credit, performance or surety bonds or other similar instruments; (iv) all obligations to pay deferred purchase price; (v) all capitalized lease obligations; and (vi) all indebtedness described in clauses (i) - (v) incurred, directly or indirectly for the benefit of the NASDI Group and guaranteed by any member of the NASDI Group.

                  "IPO" means any underwritten primary public offering of common stock of GLD Corporation pursuant to an effective registration statement file under the Securities Act of 1933, as amended, which, when consummated, at least 15% of the total issued and outstanding Common Stock of GLD Corporation has been distributed pursuant to the registration statement.

                  "IPO Conversion Price" shall mean either (i) the average annual EBITDA for the two fiscal years ended immediately prior to the date the Registration Date TIMES the IPO Multiple, and that amount LESS the total consolidated Indebtedness of the NASDI Group and that amount times the percentage that the Berardi Shares being sold represent of the total issued and outstanding Shares; or (ii) in the event the Registration Date occurs prior to December 31, 2002, then the IPO Conversion Price shall be the value of the Berardi Shares (without a discount for being non-voting, a minority interest or for saleability restrictions) determined by an investment banking firm, national accounting firm or appraisal firm with experience in the industry and mutually acceptable to GLD Corporation and the Former Owners (such value is referred to herein as "Appraisal Value"). In the event GLD Corporation and the Former Owners are unable to agree on a mutually satisfactory appraisal firm within twenty (20) days after the Registration Date then GLD Corporation's independent auditors shall select one of the five (5) firms listed on Exhibit B by random.

                  "IPO Multiple" shall mean the multiple of GLD Corporation's EBITDA that the price to the public of GLD Corporation represents in the IPO.

                  "J. Berardi" See first paragraph.

                  "NASDI" - See Recital A.

                  "NASDI Group" - See Section 2.

                  "Non-Voting Common Shares" - See Recital B.

                  "Per Share Cost Basis" shall mean the quotient of $2 Million DIVIDED BY the number of Berardi Shares.

                  "Put Notice" - See Section 5(a).

                  "Put Price" shall mean the average annual EBITDA for fiscal years ending December 31, 2004 and 2005 TIMES 4, and that amount LESS the total consolidated Indebtedness of the NASDI Group and that amount times the percentage that the Berardi Shares being sold represent of the total issued and outstanding Shares.

                  "Registered Shares" shall mean shares of Common Stock of GLD Corporation registered in an IPO.

                  "Registration Date" - See Section 6(a).

                  "Sale Transaction" shall mean (i) a sale of Shares; (ii) a sale of all or substantially all of the business and assets of the NASDI Group; or (iii) a merger, consolidation, reorganization or similar transactions pursuant to which a Third Party acquires control of the NASDI Group.

                  "SEC" shall mean Securities and Exchange Commission.

                  "Shares" - See Recital B.

                  "Third Party" shall mean any bona fide, non-related, non-affiliated third party offeror.

                  "Transfer" - See Section 4.

                  "Voting Common Shares" - See Recital B.

                  2. BOARD OF DIRECTORS. For so long as the Former Owners in the aggregate own Shares representing 5% or more of the total issued and outstanding Shares the Board of Directors of each of the Company and NASDI (collectively, herein sometimes referred to as the "NASDI Group") shall be comprised of three
(3) members, GLD Corporation shall be entitled to nominate all three (3) members for membership to each Board of Directors ("Great Lakes' Nominees"). GLD Corporation covenants and agrees, that so long as the Former Owners in the aggregate own Shares representing 5% or more of the issued or outstanding Shares, to nominate and elect Chris Berardi (or such other person selected by the Former Owners who is acceptable to GLD Corporation) as a director to such Board of Directors.

                  3. MERGER OR CONSOLIDATION. Nothing in this Agreement shall prevent or preclude the merger, consolidation or other combination of the Company and NASDI into a single entity and all references in this Agreement to Company, NASDI or the NASDI Group shall thereafter refer to the successor entity.

                  4. RESTRICTION ON THE TRANSFER.
                     ---------------------------

                  (a) The Former Owners shall not sell, assign, transfer, pledge or otherwise dispose of or encumber, voluntarily or involuntarily (herein a "Transfer") any of their respective interests in the Shares, except pursuant to the provisions of this Agreement.

                  (b) Any actual or purported Transfer of the Shares, or any interest therein, whether voluntary or involuntary, by the Former Owners not made in accordance with the provisions of this Agreement shall not be valid or effective so as to grant to the transferee any right whatsoever to the Shares and the transferee of such Shares, or any interest therein, until such Transfer or purported Transfer shall be rescinded, shall not be entitled to any right, title or interest in or to the Shares from and after the date of such purported Transfer.

                  (c) Notwithstanding Section 4(a), a Former Owner shall be entitled to Transfer his Shares to the other Former Owner or to a trust for the benefit of a Former Owner's spouse or descendants, PROVIDED, the transferee of such Shares executes on agreement that such Transferred Shares remain subject to all the terms and provisions of this Agreement.

                  5. FORMER OWNERS PUT.
                     -----------------

                  (a) (i) If on April 15, 2006 the Former Owners hold any of the Berardi Shares and GLD Corporation and the Former Owners in the aggregate hold at least 50.1% of the Shares, THEN by giving written notice ("Put Notice") to GLD Corporation on or before June 15, 2006, the Former Owners shall have the right to require GLD Corporation to acquire all (but not less then all) of the Berardi Shares then held by the Former Owners at a purchase price equal to the greater of (A) the Put Price or (B) the Per Share Cost Basis.

                           (ii) In the event a Former Owner's employment with
the Company is terminated, and GLD Corporation fails to exercise its purchase rights pursuant to Sections 7(a)(i) or (ii) hereof, then for a period commencing on the 31st day after the Former Owner's termination until the 60th day thereafter the Former Owner may, by giving written notice to GLD Corporation ("Put Notice"), within such 30-day period, require GLD Corporation to acquire all (but not less than all) of the Berardi Shares then held by such Former Owner at a purchase price equal to (A) the lesser of the Put Price and the Per Share Cost Basis if the Employee voluntarily terminates his employment or his employment is terminated for "Cause" as defined in the Employee's Employment Agreement dated of even date herewith with the Company or (B) the greater of the Put Price or the Per Share Cost Basis if the Employee's employment terminates for any reason other than set forth in clause (A) above.

                  (b) If given, the Put Notice shall be an irrevocable commitment to sell the applicable Berardi Shares.

                  (c) The purchase price payable by GLD Corporation shall be paid in immediately available federal funds.

                  (d) The closing pursuant to a Put Notice shall be within seventy-five (75) days following the date GLD Corporation receives a Put Notice.

                  (e) If the Former Owners fail to deliver the Put Notice prior to June 15, 2006 in the case of Section 5(a)(i) above or the 30-day period referred to in Section 5(a)(ii) above, THEN all purchase obligations of GLD Corporation under this Section 5 shall terminate as of such date.

                  6. FORMER OWNERS OPTIONS TO CONVERT ON AN IPO.

                  (a) In the event GLD Corporation has an IPO and the Former Owners hold any of the Berardi Shares and GLD Corporation and the Former Owners in the aggregate hold at least 50.1% of the Shares then by giving written notice ("Conversion Notice") to GLD Corporation within thirty (30) days after the date the registration statement is filed with the SEC ("Registration Date") with respect to the IPO, the Former Owners shall have the right to exchange their Berardi Shares for the Registered Shares on an equivalent value basis.

                  (b) The exchange value of a Registered Share shall be the IPO price to the public. The exchange value of the Berardi Shares shall be the IPO Conversion Price.

                  (c) The Closing pursuant to a Conversion Notice shall be as soon as possible after consummation of the IPO but in any event within seventy-five (75) days of such consummation.

                  7. GLD CORPORATION CALL EVENTS.

                  (a) Upon the occurrence of any of the following events (each a "Call Event") GLD Corporation shall have the right and option to acquire and purchase all (but not less than all) of the Shares then held by a Former Owner:

                           (i) a Former Owner's employment with the NASDI Group is voluntarily terminated or terminated by the Company for "Cause";

                          (ii) a Former Owner's employment terminates for any reason other than as set forth in Section 7(a)(i) above;

                         (iii) a Change of Control of GLD Corporation occurs;

                          (iv) if upon an IPO a Former Owner fails to deliver to GLD Corporation a Conversion Notice; or

                           (v) for any reason after December 31, 2008.

                  (b) GLD Corporation may exercise its purchase rights under
Section 7(a) above by giving written notice to a Former Owner or the Former Owners as follows (each a "Call Notice"):

                           (i) in the case of Section 7(a)(i) or 7(a)(ii) above, within thirty (30) days of the date employment terminates;

                          (ii) in the case of Section 7(a)(iii) above, within thirty (30) days of the date the Change in Control is consummated;

                         (iii) in the case of Section 7(a)(iv) above, between the 31st day and the 60th day after the Registration Date;

                          (iv) in the case of Section 7(a)(v) above, any time after December 31, 2008.

                  (d) The purchase price for the Shares pursuant to Sections 7(a)(ii)-(v) shall be determined using the same formula as the Put Price, however, the average annual EBITDA shall be the two fiscal years ended immediately prior to the date of the Call Event giving rise to the purchase right and if such event occurs prior to December 31, 2002, then the purchase price shall be the Appraisal Value. The purchase price for the Shares pursuant to Section 7(a)(i) shall be the LESSER OF (i) the Put Price (determined pursuant to the immediately preceding sentence) or (ii) the Per Share Cost Basis. The purchase price shall be payable by GLD Corporation in immediately available federal funds.

                  (e) The Closing pursuant to a Call Notice shall be as soon as possible after consummation of the Call Event but in any event within seventy-five (75) days of such event.

                  8. FUTURE EQUITY ASSURANCES. The Company shall not issue any Shares without the unanimous consent and approval of stockholders of the Company.

                  9. DRAG-ALONG. In the event GLD Corporation proposes to enter into a Sale Transaction and the consummation of the Sale Transaction would result in the Former Owners receiving consideration therefrom of an amount per Berardi Share at least equal to the Per Share Cost Basis THEN the Former Owners shall vote in favor of such Sale Transaction, not exercise any appraisal/dissenters rights with respect to the Sale Transaction, tender their Berardi Shares in exchange for the consideration, if appropriate, and otherwise cooperate in all respects to implement and effect the Sale Transaction.

                  10. TAG-ALONG. In the event GLD Corporation proposes to sell its Company Shares representing at least 20% of the total issued and outstanding Shares to a Third Party pursuant to a stock transaction, merger or other similar transaction (other than an IPO), GLD Corporation covenants and agrees to permit the Former Owners to participate in such transaction on a pro rata basis if the Former Owners so elect by written notice delivered to GLD Corporation within ten
(10) days after GLD Corporation gives the Former Owners notice of such transaction.

                  11. PROXY. Each Former Owner hereby irrevocably constitutes and appoints GLD Corporation as its sole and exclusive and true and lawful agent and attorney-in-fact, with full power to vote in accordance with the provisions of this Agreement, exercisable if and to the extent that a Former Owner attempts to vote any Shares in contravention of this Agreement, and each Former Owner hereby agrees to execute such additional documents as GLD Corporation may reasonably request to effectuate GLD Corporation's rights under this Proxy. Each Former Owner intends that the proxy granted to GLD Corporation shall be coupled with each Former Owners' interest pursuant to this Agreement.

                  12. NO CORPORATE OPPORTUNITY. Neither GLD Corporation nor any Affiliate shall (a) have any duty to offer any Corporate Opportunity to the NASDI Group, and (b) be liable to the NASDI Group for breach of any fiduciary duty or duty of loyalty to the NASDI Group by reason of the fact that it pursues or acquires a Corporate Opportunity for itself or directs a Corporate Opportunity to another person or entity so long as the NASDI Group is not pursuing said Corporate Opportunity.

                  13. AFFILIATE TRANSACTIONS. The Former Owners acknowledge and agree that in the course of GLD Corporation's management of the NASDI Group, GLD Corporation and its Affiliates may from time to time engage in transactions with the NASDI Group. GLD Corporation agrees that it shall act in good faith with respect to such transactions, and the terms of such transactions shall be fair and equitable. In determining whether a particular transaction with the NASDI Group is in accordance with the terms of this paragraph, all aspects of such transaction and all facts and circumstances surrounding such transaction taken together shall be taken into account. Notwithstanding the foregoing, the Former Owners acknowledge and agree that (i) intercompany loans and advances may be made between the Company or NASDI and GLD Corporation or any of its subsidiaries (including the Company and NASDI) from time to time, and (ii) guaranties and grants of security interests may be executed and delivered as contemplated by Section 14, all of which actions contemplated by clauses (i) and
(ii) above shall be deemed to be fair and equitable.

                  14. GUARANTY OF INDEBTEDNESS; GRANT OF SECURITY INTERESTS. The Former Owners acknowledge and agree that the Company and/or NASDI may from time to time guaranty indebtedness and obligations of GLD Corporation and its other subsidiaries, and grant security interests in its properties and assets to secure such guaranties and related indebtedness and obligations, including, without limitation, the indebtedness and obligations under (i) the Credit Agreement dated as of August 19, 1998 (the "Credit Agreement") by and among GLD Corporation, the other Loan Parties (including, without limitation, the NASDI Group) from time to time party thereto, the financial institutions from time to time party thereto as Lenders, Bank of Montreal, Chicago Branch, as Documentation Agent, and Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), as Administrative Agent, and the other Loan Documents (as such term is defined in the Credit Agreement), and any renewal, extension, replacement, restatement, amendment, modification, refinancing or refunding thereof, (ii) as part of the acquisition financing the NASDI Group will borrow up to $30 Million under the Credit Agreement, or through the issuance of additional Notes (as defined below) or a combination thereof,
(iii) the Second Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of August 19, 1998 (the "Bonding Agreement") by and among GLD Corporation, certain subsidiaries of GLD Corporation (including, without limitation, the NASDI Group) from time to time party thereto as Indemnitors, Reliance Insurance Company, United Pacific Insurance Company, Reliance National Insurance Company and Reliance Surety Company, and the other Underwriting Documents (as such term is defined in the Bonding Agreement), and any renewal, extension, replacement, restatement, amendment, modification, refinancing or refunding thereof, and (iv) GLD Corporation's 11-1/4% Senior Subordinated Notes due 2008 (the "Notes") issued pursuant to the Indenture dated as of August 19, 1998 by and among GLD Corporation, the Subsidiary Guarantors (including, without limitation, the NASDI Group) from time to time party thereto and the Bank of New York, as Trustee, and any renewal, extension, replacement, restatement, amendment, modification, refinancing or refunding thereof.

                  15. TERMINATION. This Agreement shall terminate (a) if the parties hereto agree to terminate this Agreement; (b) if GLD Corporation and its Affiliates together with the Former Owners hold less than 50.1% of the issued and outstanding Shares; or (c) if the Former Owners and their permitted transferees hold less than 5% of the issued and outstanding Shares.

                  16. LEGEND. GLD Corporation and each Former Owner agree that so long as this Stockholders Agreement is in full force and effect the Shares shall be imprinted with the following legend:

                           "The shares represented by this certificate are
                  subject to the terms and conditions of the Stockholders Agreement between Great Lakes Dredge & Dock Corporation, Great Lakes/North American Site Developers, Inc., Christopher A. Berardi and Joseph K. Berardi dated April 24, 2001. Among other things, such Stockholders Agreement restricts the ability of certain owners of the shares represented by this certificate from transferring or otherwise disposing of such shares except in accordance with the terms and provisions of such Stockholders Agreement."

                  17. TAX ALLOCATION AGREEMENT. Simultaneously with the execution of this Agreement, GLD Corporation and the Company are entering into a Tax Allocation Agreement set forth in Exhibit C attached hereto.

                  18. REPORTING REQUIREMENTS. GLD Corporation agrees that so long as this Stockholders Agreement is in full force and effect:

                  (a) GLD Corporation will cause the NASDI Group to prepare, complete and deliver to each Former Owner within ninety (90) days of the end of each fiscal year, an unaudited consolidated balance sheet of the NASDI Group as at the last day of each fiscal year together with the related unaudited consolidated statements of earnings, stockholders equity and changes in financial position; and

                  (b) GLD Corporation will cause the NASDI Group to prepare, complete and deliver to each Former Owner within forty-five (45) days of the end of each fiscal quarter, an unaudited consolidated balance sheet of the NASDI Group as at the end of such quarter together with the related unaudited consolidated statements of earnings, stockholders equity and changes in financial position; each of the financial statements delivered pursuant to clause (a) and (b) will be accompanied upon delivery to each Former Owner by a certificate of the chief financial officer of the NASDI Group that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present in all material respects the financial position and results of operation at the date and for the periods presented.

                  19. ENTIRE AGREEMENT. This Agreement (including the Exhibits thereto) contain the entire agreement between the parties hereto with respect to the transactions contemplated hereunder, and supersedes all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereto with respect to the transaction contemplated hereunder, without limitation, the letter agreement dated September 7, 2000 among NASDI, the Company, GLD Corporation and the stockholders of NASDI, as amended, modified or supplemented. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

                  20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, together, shall constitute one and the same instrument.

                  21. ASSIGNABILITY. None of the parties hereto shall transfer or assign any of their rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted heirs, successors and assigns.

                  22. HEADING. The captions of the various Sections of this Agreement have been inserted only for convenience and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                  23. GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of Delaware, excluding the "conflicts of laws" rules thereof.

                  24. NOTICES. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, or sent by courier or facsimile and properly addressed as follows:

                  TO THE COMPANY OR GLD CORPORATION:

                           Great Lakes Dredge & Dock Corporation
                           2122 York Road, Suite 200
                           Oak Brook, IL  60521
                           Attn:    Douglas B. Mackie
                                    Chief Executive Officer
                           Fax:  (630) 574-3007

                  WITH COPIES TO:
                  --------------

                           Winston & Strawn
                           35 West Wacker Drive
                           Chicago, IL 60601
                           Attn:    Joseph A. Walsh, Esq.


                  TO THE FORMER OWNERS:
                  --------------------

                  Christopher A. Berardi
                  48 Hurd Road
                  Belmont, MA  02478

                  and

                  Joseph K. Berardi
                  13 Pingry Way
                  Ayer, MA  01432


                  WITH A COPY TO:
                  --------------

                  Charles W. Sullivan, Esq.
                  Sullivan, Sorgi and Dimmock, LLP
                  50 Staniford Street, Suite 804
                  Boston, MA 02114-2517

                  (b) Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

                  (c) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 24 if delivered personally sent by courier or facsimile, shall be effective upon delivery; and if delivered by mail, shall be effective upon deposit in the United States mail, postage prepaid.

                  25. CURRENCY. All amounts expressed in this Agreement and all payments required by this Agreement are in United States dollars.

                  26. SAVINGS CLAUSE. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present of future law, rule or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  27. INTERPRETATIONS. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, and (c) references to "hereof", "herein" and similar terms shall refer to this entire Agreement.

                  28. PERFORMANCE OF AGREEMENT. The parties hereto agree to use their best efforts to cause the full, timely and faithful performance by the Company of all the terms and conditions of this Agreement.

                  29. CONFLICT BETWEEN THE AGREEMENT AND THE BY-LAWS. The parties hereby agree that, insofar as the By-laws in any way conflict with this Agreement, the provisions of this Agreement shall govern, and they agree to abide by such provisions and to take any actions necessary to amend the By-laws to eliminate any such conflict.

                  30. EQUITABLE REMEDIES. The parties hereto acknowledge that the rights granted hereunder are unique and that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this

Agreement may be enforced by a decree a specific enforcement issued by a court of competent jurisdiction and appropriate equitable relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  31. FURTHER ASSURANCES. Each of the parties hereto shall, at any time and from time to time after the execution of this Agreement, upon request of the other party, take such further action and execute, acknowledge and deliver all such instruments of further assurance as may be necessary to carry out the provisions of this Agreement.

                  32. WHOLE NUMBERS. Whenever the application of a mathematical formula contained herein would result in the issuance of fractional shares, each fractional share which is equal to a greater than .50 of a share shall be rounded upwards to the nearest whole share and each fractional share which is less than .50 of a share shall be rounded downwards to the nearest whole share.

                  33. SUBMISSION TO JURISDICTION AND VENUE. For purposes of any action or proceeding in connection with this Agreement, the parties hereto each hereby expressly submit to the jurisdiction of the state and federal Courts located in the State of Massachusetts. Further, the parties hereto each consent that any order, process, notice of motion or other application to or by any said court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.

                            [signature page follows]

                  This Stockholders Agreement has been executed by the parties hereto on the day and year first above written.

                                  GREAT LAKES DREDGE & DOCK CORPORATION

                                  By:      /s/ Douglas B. Mackie
                                     -----------------------------------------

                                  Title:   President & C.E.O.
                                        --------------------------------------


                                  GREAT LAKES/NORTH AMERICAN SITE
                                  DEVELOPERS, INC.

                                  By:      /s/ Douglas B. Mackie
                                     -----------------------------------------

                                  Title:   President
                                        --------------------------------------


                                           /s/ Christopher A. Berardi
                                  --------------------------------------------
                                  Christopher A. Berardi

                                           /s/ Joseph K. Berardi
                                  --------------------------------------------
                                  Joseph K. Berardi

                                    EXHIBIT A

                             COMPANY SHARE OWNERSHIP

                                                       # OF COMPANY SHARES
         GLD Corporation                                        800

         C. Berardi                                             150

         J. Berardi                                              50
                                                                 --

                                                     TOTAL    1,000

                                    EXHIBIT B

                      APPRAISAL FIRMS FOR RANDOM SELECTION

                           Credit Suisse First Boston
                            Deutsche Bank Alex Brown
                              Salomon Smith Barney
                           Morgan Stanley Dean Witter
                            Bear, Stearns & Co., Inc.

                                    EXHIBIT C

                              TAX SHARING AGREEMENT

                  THIS Agreement has been executed on ________ __, 2001 and is effective as of _______ __, 2001, by and among Great Lakes Dredge & Dock Corporation, a Delaware corporation (the "Company"), 2122 York Road, Suite 200, Oak Brook, Illinois 60521, and each corporation, other than the Company, which is a signatory to this Agreement and listed on SCHEDULE A hereto (hereinafter such other corporations shall collectively be referred to as the "Subsidiaries" and individually referred to as a "Subsidiary").

                                   WITNESSETH:

                  WHEREAS, the Company owns directly or indirectly capital stock of each of the Subsidiaries which represents at least 80 percent of the vote and value of each of the Subsidiaries and may, therefore, include the income and expense of each of the Subsidiaries in the Company's consolidated federal income tax returns pursuant to the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, the Company and one or more Subsidiaries has been or may be part of a group of corporations, headed by Great Lakes or another member of the Company's federal income tax consolidated group, that is entitled to file its state or local income tax returns on a combined or consolidated basis; and

                  WHEREAS, the parties hereto desire to consolidate such returns upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree as follows:

                  1. FILING AND PREPARATION OF FUTURE RETURNS. Each of the Subsidiaries agrees to consent to joining with the Company, any other Subsidiaries and any other "includible corporation" as defined in section 1504 of the Code (collectively, the "Group") in the filing of the consolidated federal income tax returns for any taxable year for which a consolidated return can be filed and each taxable year thereafter, in accordance with applicable income tax laws and regulations. The Company agrees that it will prepare and file in a timely manner all federal income tax returns required to be filed on behalf of the Group and will pay the taxes shown to be due thereon.

                  2. ESTIMATED TAX PAYMENTS; TAX BENEFIT REIMBURSEMENTS.

                  (a) Within 30 days after the due date of any estimated tax payment on account of the consolidated tax liability of the Group for a taxable year, each of the Subsidiaries shall pay to the Company an amount equal to such Subsidiary's separate return tax liability as defined in Treasury Regulations Section 1.1552-1(a)(2)(ii) (the "Separate Return Tax Liability") multiplied by a fraction the numerator of which equals one and the denominator of which equals the total number of estimated tax payments to be made on account of the consolidated tax liability of the Group for such taxable year. If the estimated tax payment of the Group is based upon the prior taxable year's consolidated tax liability, such Subsidiary's payment under this Paragraph 2(a) shall be determined by using its Separate Return Tax Liability for such prior year, and if such estimated tax payment is based upon the current year's tax liability, such Subsidiary's payment under this Paragraph 2(a) shall be determined by using its estimated separate return tax liability for such current year.

                  (b) In the event that the sum of any estimated payments made by any Subsidiary in a taxable year under Paragraph 2(a) exceeds such Subsidiary's final Separate

Return Tax Liability for such taxable year, the Company shall pay to such Subsidiary the amount of such excess on a periodic basis as determined by the Company. In the event that the final Separate Return Tax Liability of such Subsidiary for a taxable year exceeds the sum of any payments based on estimated amounts made by such Subsidiary under Paragraph 2(a) for such taxable year, such Subsidiary shall pay such excess to the Company on or before the date 15 days prior to the due date for the filing of the consolidated federal income tax return to which such excess relates.

                  (c) In addition to any amounts which may be payable by the Company to any Subsidiary under Paragraph 2(b), the Company shall also reimburse such Subsidiary for the amount by which the Group's income taxes are reduced as a result of the utilization by the Group of a net operating loss or excess credits of such Subsidiary, such reimbursement to be made on a periodic basis as determined by the Company. Any loss or credit utilized by the Group pursuant to this Paragraph 2(c) shall not be available for purposes of calculating the Separate Return Tax Liability of a Group member.

                  In the event the computation of such Subsidiary income tax liability under Paragraph 2(a) above shall reflect that such Subsidiary incurred a loss for any year that is not utilized by the Group, and that such Subsidiary would have been due a Federal income tax refund as a result of certain loss carryback provisions of the Code or any other provisions of the Code, then the Company shall pay to such Subsidiary an amount equal to the actual income tax refund attributable to the Subsidiary when received by the Company.

                  (d) Notwithstanding anything in this agreement, the Code or regulations promulgated thereunder to the contrary, the Company shall determine the order in which losses incurred by each Group member reduce the Group's income taxes for purposes of Paragraph 2(c) hereof. The losses of each Group member that do not reduce the taxable income of the Group shall be carried forward and each of the Subsidiaries shall be reimbursed for such losses as determined by the Company. Each of the Subsidiaries agrees that the decision of the Company with respect to the amount and the date of payment for such reimbursement shall be conclusive.

                  (e) Any payments or reimbursements hereunder shall be computed by the Company, in accordance with generally accepted accounting principles and applicable tax laws, rules and regulations.

                  3. ADJUSTMENTS TO LIABILITY. The Company and each
Subsidiary agree that in the event there should be any factual circumstance, or any application, either retroactively or prospectively, of any federal income tax laws or revision of the federal income tax laws, which results in a redetermination of the Separate Return Tax Liability of any Group member, the payment under Paragraph 2 shall be adjusted to account for such redetermination. It is intended that the adjustment referred to in this paragraph shall relate to those items which are given recognition in the Group's consolidated tax returns or are approved or adjusted by the Internal Revenue Service in their audit of said returns, and which therefore have been recognized or given effect by the computation of the consolidated income tax of the Group and the income tax computed on the separate return basis of each Group member.

                  4. OTHER TAXES. In the event there shall be imposed on any of the Company or any of the Subsidiaries any foreign, federal, state or local tax to which principles of consolidated or combined taxation may be applied and practical, each of the Company and each of the Subsidiaries agree that this agreement and the principles contained herein shall also be applicable (by analogy and to the extent permitted by law) with respect to such taxes; provided that if a member of the Company's consolidated federal income tax group other than the

Company is the parent or reporting corporation for such foreign, federal, state or local taxes, references in this agreement to the "Company" shall refer to such member as appropriate. For purposes of this agreement, the term taxes shall include, but is not limited to, all net income, capital gains, gross income, gross receipts, sales, use, transfer, franchise, profits, license, capital, payroll, excise, value added or other taxes and any related interest or governmental charge.

                  5. ADDITIONAL SUBSIDIARIES. If at any time after the date upon which this agreement is executed, any Subsidiary acquires an interest in or creates one or more Subsidiary corporations (each, a "New Subsidiary") that are includible corporations (as defined in section 1504 of the Code) of the Group, (i) the Company and such Subsidiary shall cause such New Subsidiary corporation to be subject to this agreement and (ii) all references herein to the Group shall be deemed to include such New Subsidiary, all references to a Subsidiary herein shall refer each of the Subsidiaries and the New Subsidiary individually, and all references to Subsidiaries shall include all of the Subsidiaries and the New Subsidiary. The parties hereto agree that this agreement shall only govern the allocation of income taxes among the Company and each Subsidiary for each taxable year, or portions thereof, in which each respective Subsidiary is included in a consolidated income tax return filed by the Company and that no party to this agreement shall have any rights or obligations under this agreement to any other party to this agreement subsequent to such party's disaffiliation from the Group, as defined in the Code.

                  6. SUCCESSORS AND ASSIGNS. This agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto (including but not limited to any successor of the Company or a Subsidiary succeeding to the tax attributes of each under Section 381 of the Code), to the same extent as if such successor had been an original party to this agreement.

                  7. TERMINATION. This agreement shall continue in effect until terminated by written agreement between all the parties hereto.

                  8. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supercedes and cancels any and all such previous written or oral agreements between the parties hereto.

                  9. GOVERNING LAW. This agreement shall be governed by the
                     internal laws of the State of Illinois, excluding the "conflicts of laws" rules thereof.

                  10. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day and year first above written.

COMPANY:                                 SUBSIDIARIES:
-------                                  -------------

GREAT LAKES DREDGE & DOCK                GREAT LAKES/NORTH AMERICAN
CORPORATION, a Delaware corporation      SITE DEVELOPERS, INC., a
                                         Massachusetts corporation



By:  __________________________________  By: _______________________________
      Name:                                   Name:
      Title:                                  Title:

                                         NORTH AMERICAN SITE DEVELOPERS, INC.,
                                         a Massachusetts corporation


                                         By:
                                         ----------------------------------
                                             Name:
                                             Title:

Acknowledged and Agreed:

--------------------------
Joseph K. Berardi

--------------------------
Christopher A. Berardi

                  To the extent the undersigned is the parent or reporting corporation for a foreign, state or local consolidated or combined group of which one of the Subsidiaries is a member, the undersigned acknowledges and agrees to (i) Section 4 hereof and (ii) the remainder of the Agreement, but solely for purposes of interpreting and implementing the provisions of Section 4:

GREAT LAKES DREDGE & DOCK
COMPANY, a New Jersey corporation


By: ____________________________
      Name:
      Title:

                                                                      SCHEDULE A

                                  SUBSIDIARIES

Great Lakes/North American Site Developers, Inc., a Massachusetts Corporation 2122 York Road, Suite 200
Oak Brook, IL  60521

North American Site Developers, Inc., a Massachusetts corporation
2122 York Road, Suite 200
Oak Brook, IL  60521